UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1618 Station Street, Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices)

(604) 221-7676

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

Asset Sale and Purchase Agreement

On April 4, 2012, Angiotech Pharmaceuticals, Inc., a corporation formed under the Laws of British Columbia (the “Company”), Surgical Specialties Puerto Rico, Inc., a Puerto Rico corporation (“SSPA”) and Quill Medical, Inc., a Delaware corporation (“QMI,” together with the Company and SSPA, the “Sellers”) entered into an Asset Sale and Purchase Agreement dated April 4, 2012 (the “APA”) with Ethicon, LLC, a Delaware limited liability company (“Ethicon LLC”) and Ethicon, Inc., a New Jersey corporation (“Ethicon Inc.” and together with Ethicon LLC, the “Buyer”). SSPA and QMI are subsidiaries of the Company.

Pursuant to the terms of the APA, the Sellers sold intellectual property related to the Sellers’ Quill wound closure products and related manufacturing equipment to Buyer. Buyer made an initial payment of $20.4 million to the Sellers in respect of such acquisition and may be obligated to pay up to an additional $30 million in contingent cash consideration under the APA, which are to be paid upon (i) the transfer to Ethicon of certain Quill know-how (ii) and upon the achievement of certain product development milestones.

Manufacturing and Supply Agreement

On April 4, 2012, the Company, SSPA and Angiotech Puerto Rico, Inc., a Puerto Rico corporation (“Angiotech PR,” together with the Company and SSPA, the “Manufacturer”), QMI, and Angiotech International AG, a corporation formed under the Laws of Switzerland (“AIAG”) entered into a Manufacturing and Supply Agreement dated April 4, 2012 (the “MSA”) with Ethicon LLC (in such capacity, the “Distributor”). Angiotech PR and AIAG are subsidiaries of the Company.

Pursuant to the terms of the MSA, the Manufacturer will act as Distributor’s exclusive manufacturer of knotless wound closure products that utilize the Quill technology for an undisclosed term. The Distributor may be obligated to pay up to $12 million to the Manufacturer in contingent cash consideration under the MSA, which is to be paid upon achievement of certain product development milestones. The MSA requires the Manufacturer to fulfill monthly orders placed by the Distributor subject to certain terms if such orders are in excess of a previously agreed capacity level. Also, under the MSA, the Distributor has a right of first negotiation with respect to the commercialization of any new products in the field of knotless wound closure that are developed by the Manufacturer and are not otherwise covered by the MSA.

Co-Exclusive Patent and Know-How License Agreement

On April 4, 2012, the Sellers entered into a Co-Exclusive Patent and Know-How License Agreement dated April 4, 2012 (the “License Agreement”) with the Buyer. Under the License Agreement, the Buyer granted the Sellers a worldwide, royalty free license to the intellectual property sold to Buyer pursuant to the APA, allowing the Company to continue to manufacture, market and sell Quill wound closure products without the Ethicon label in any manner or market in the Company’s discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIOTECH PHARMACEUTICALS, INC.
(Registrant)

Date: April 10, 2012	By:	/s/ K. Thomas Bailey
K. Thomas Bailey
Chief Executive Officer